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                                                                    EXHIBIT 99.1


                  SYMYX TECHNOLOGIES ANNOUNCES PRESENTATION AT
                         JPMORGAN HEALTHCARE CONFERENCE


SANTA CLARA, California, January 13, 2005 - Symyx Technologies, Inc. (Nasdaq:
SMMX) announced today that Steven Goldby, chairman and chief executive officer, will present an overview of the company to the investment community at the 23rd Annual JPMorgan Healthcare Conference. The presentation is scheduled to begin at 8:00 a.m. (PST) on January 13, 2005, at the Westin St. Francis Hotel in San Francisco. The presentation will be simultaneously webcast and available for approximately 14 days at www.symyx.com through the Investor Relations page.

Mr. Goldby will discuss Symyx's businesses and technologies, and provide an update on the business and financial outlook for 2005. Mr. Goldby will also reaffirm the company's previously stated 2005 revenue guidance of $108-118 million, including over $80 million currently under contract. The Company expects operating margins for the year of approximately 20% and earnings per share of $0.40-$0.45 before approximately $3.7 million of charges and purchase adjustments arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance writedown to fair value, and the amortization of intangibles and other merger related expenses. The Company expects 2005 earnings per share of $0.35-$0.40 on a GAAP basis. These earnings forecasts do not reflect any expense that may be incurred as a result of the proposal for expensing of stock options.

For the first quarter 2005, Symyx expects to generate $21-22 million in revenue, including approximately $20 million currently under contract. The Company forecasts first quarter earnings per share of $0.05-$0.06 before adjustments arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance writedown to fair value, and the amortization of intangibles and other merger related expenses. The Company expects first quarter earnings per share of $0.04-$0.05 on a GAAP basis.

ABOUT SYMYX

Symyx develops and applies high-throughput experimentation methods, instrumentation and software to enable accelerated discovery of proprietary materials and processes in the chemical, petrochemical, pharmaceutical, electronics, consumer goods, and automotive industries. Symyx offers these proprietary technologies to customers seeking to transform their research productivity through research collaborations, Discovery Tools(R) sales, and the license of discovered materials, Renaissance(R) and IntelliChem(R) ELN software, and intellectual property. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com.


The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of

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the Securities Exchange Act of 1934, including, without limitation, statements regarding Symyx's fiscal year 2005 and first quarter revenue guidance, Symyx's expected operating margin and earnings per share for fiscal year 2005 and the first quarter of 2005. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) market acceptance of Symyx's products and services; (2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to continue relationships and to successfully commercialize products, including The Dow Chemical Company; (4) uncertainties of patent protection and litigation; (5) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters; and (9) and other risks that are described from time to time in Symyx's filings with the Securities and Exchange Commission, (including but not limited to Symyx's annual report on Form 10-K for the year ended December 31, 2003 and Symyx's quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx's results could differ materially from Symyx's expectations in these statements. Symyx assumes no obligation, and does not intend to update these forward-looking statements.


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FOR MORE INFORMATION:
Jeryl L. Hilleman
Executive Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com